SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 21, 2004

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     On July 21, 2004, Piper Jaffray Companies (the “Company”) held an all-employee meeting to discuss its recently announced earnings for the quarter ended June 30, 2004. During a question and answer period, the Company indicated that initial earnings estimates for the Company that had been established by securities analysts in January and February 2004 had been aggressive, and that based upon prospective statements the Company had made in an open-access investor conference call earlier in the day the Company expected that analysts would lower their projections to something that would “make a little more sense”.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES
Date: July 22, 2004	/s/ James L. Chosy
James L. Chosy
General Counsel and Secretary